Exhibit 10.2

LOAN FORGIVENESS AGREEMENT (this “Agreement”), dated as of May 10, 2018, by and between ALL SOFT GELS INC., a Nevada corporation (“ASG”), and Richard Ronan, an individual with an address at 3464 Magnolia Drive, Utah 84044 (“Ronan”).
RECITALS
WHEREAS, ASG borrowed the principal sum of $34,600 from Ronan (the “Loan”), pursuant to a “Promise to Pay & 90 Day Convertible Note Agreement” dated December 13, 2016 (the “Note”); and
WHEREAS, on November 27, 2017, the majority stockholder of ASG and its sole executive officer and director sold 100% of his shares of common stock of ASG and resigned from all of his officer and director positions with ASG, resulting in a change of control of ASG (the “Change of Control Transaction”); and
WHEREAS, as a condition precedent to the Change of Control Transaction, Ronan agreed to terminate the Note and forgive the repayment of all amounts due under the Loan, as Ronan otherwise derived substantial benefit from the Change of Control Transaction; and
WHEREAS, to date, the parties have not memorialized in writing their agreement to terminate the Note and forgive the repayment of all amounts due under the Loan and the Note; and
WHEREAS, the parties wish to enter into this Agreement to memorialize in writing their agreement to terminate the Note and forgive the repayment of all amounts due under the Loan and the Note.
NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.          Ronan hereby forgives, rescinds and annuls the obligations of ASG to repay any and all amounts due and owing under the Note, including the Principal and any accrued and unpaid interest and penalties, whether in cash or securities. The Note is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Note will be of no further force or effect, and the rights and obligations of each of the parties hereto thereunder shall terminate.
2.          Each party hereto hereby represents and warrants to the other party hereto that: (a) it or he has the full right, power and authority to enter into this Agreement and to perform its or his obligations hereunder. The execution of this Agreement by such party, and the delivery of this Agreement by such party, have been duly authorized by all necessary action on the part of such party; and (b) this Agreement has been executed and delivered by such party and (assuming due authorization, execution and delivery by the other party hereto) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
3.          Ronan hereby represents and warrants to ASG that he is the unconditional legal and beneficial owner of the Note and the Loan, free and clear of any liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions whatsoever, and neither the Note nor the Loan, nor any rights thereof, have been assigned, transferred, pledged, hypothecated or otherwise disposed of, in whole or in part, in any manner whatsoever.
4.          Ronan, and on behalf of Ronan’s spouse, heirs, executors, representatives, trustees, agents, insurers, administrators, legal representatives, successors and assigns (collectively, “Releasors”), irrevocably and unconditionally fully and forever waives, releases and discharges ASG, and ASG’s parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective owners, partners, officers, directors, managers, agents, employees, shareholders, trustees and affiliates, in their corporate and individual capacities, from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of costs and attorneys’ fees) of any kind whatsoever, whether known or unknown, from the beginning of time to the date of Ronan’s execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have, including but not limited to those arising out of, or in any way related to the Loan or the Note and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, whether or not any Releasor has previously filed such a claim. This release and waiver of claims shall not be construed to impair Ronan’s right to enforce the terms of this Agreement.
5.          This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Nevada, excluding choice of law principles thereof.
6.          The terms and conditions of this Agreement shall be effective on the date set forth above and such terms and conditions shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
7.          This Agreement constitutes the sole and entire agreement among all of the undersigned with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
8.          This Agreement may be modified only by a written instrument duly executed by the parties hereto.
9.          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.
10.        Signatures hereon which are transmitted via facsimile or .pdf file shall be deemed original signatures.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Loan Forgiveness Agreement as of the date first above written.

ALL SOFT GELS INC.

By:   /s/ Amer Samad
Name:  Amer Samad
Title: CEO

 /s/ Richard Ronan
RICHARD RONAN